UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

MD	001-36113	20-0068852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Park Avenue South, Suite 500
New York, NY 10010
(Address of principal executive offices, including zip code)

(212) 687-0800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	CXP	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 18, 2021, Columbia Property Trust (the "Company") held its annual meeting of stockholders. The following matters were submitted to the stockholders for a vote:

The Company's stockholders elected the following individuals to the Company's board of directors to serve until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified:

	Number of Shares Voted For	Number of Shares Abstained	Broker Non-Votes
Carmen M. Bowser	83,241,909	1,524,216	10,827,091
John L. Dixon	81,432,236	3,333,889	10,827,091
David B. Henry	77,841,899	6,924,226	10,827,091
Murray J. McCabe	82,059,675	2,706,450	10,827,091
E. Nelson Mills	83,916,319	849,806	10,827,091
Constance B. Moore	83,736,633	1,029,492	10,827,091
Michael S. Robb	83,515,894	1,250,231	10,827,091
Thomas G. Wattles	83,909,545	856,580	10,827,091
Francis X. Wentworth	83,938,066	828,059	10,827,091

The Company's stockholders voted to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company's 2021 proxy statement (the "Proxy Statement") as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
80,223,627	3,830,580	711,903	10,827,106

The Company's stockholders voted to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2021 as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
93,508,166	1,783,582	301,468

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

May 19, 2021	By:	/s/ James A. Fleming
James A. Fleming
Chief Financial Officer